                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
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     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


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[HERCULES LOGO]

1999 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                 SMALL WONDERS


                                                     .....INFINITE POSSIBILITIES

[HERCULES LOGO]

Letter to Shareholders                                 HERCULES INCORPORATED
[HERCULES LETTERHEAD]                                  Hercules Plaza
                                                       1313 North Market Street
                                                       Wilmington, DE 19894-0001

                                                       R. Keith Elliott
                                                       Chairman and
                                                       Chief Executive Officer


                                                       March 19, 1999


Dear Shareholders:

    This past year was a monumental one in the history of Hercules. Despite some very difficult market conditions, we made some bold moves during 1998 to reposition our company for enhanced growth. We acquired five strategic businesses that add more than $1.6 billion in revenues, including the October 15 acquisition of BetzDearborn. We also announced or completed several new capacity projects that will strengthen our market position in key growth areas. We believe these moves will generate significant returns to our shareholders.

    Please come to our Annual Meeting on April 29. At the Meeting we'll fill you in on our progress in 1998, and you will have the opportunity to ask questions and make comments.

    Enclosed with this Proxy Statement are your voting card and the 1998 Annual Report. Whether you choose to vote by proxy card, telephone, or computer, please vote as soon as possible. I look forward to seeing you at the Annual Meeting.





                      /s/ R. Keith Elliott
                      R. Keith Elliott
                      Chairman and Chief Executive Officer


[PHOTOGRAPH R. KEITH ELLIOTT]
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
                                SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST]

Letter to Shareholders


[LETTER TO SHAREHOLDERS IN FRENCH]           [LETTER TO SHAREHOLDERS IN CHINESE]
[HERCULES LOGO]                              [HERCULES LOGO]


[LETTER TO SHAREHOLDERS IN GERMAN]           [LETTER TO SHAREHOLDERS IN SPANISH]
[HERCULES LOGO]                              [HERCULES LOGO]

[HERCULES LOGO]                                        HERCULES INCORPORATED
[HERCULES LETTERHEAD]                                  Hercules Plaza
                                                       1313 North Market Street
                                                       Wilmington, DE 19894-0001



To:      Our Shareholders

Subject: Notice of 1999 Annual Meeting of Shareholders

     The Annual Meeting of Shareholders of Hercules Incorporated will be held on Thursday, April 29, 1999, at 11:00 a.m., at Winterthur Museum, Garden & Library, Winterthur, Delaware, to consider and take action on the following proposals:

    1. Re-election of five directors: Vincent J. Corbo, John G. Drosdick, R. Keith Elliott, Gaynor N. Kelley, and Peter McCausland, each for a term of three years;

    2. Ratification of PricewaterhouseCoopers LLP as independent accountants for 1999;

    3. Approval of amendments to the Long-Term Incentive Compensation Plan; and

    4. Transaction of other business that properly comes before the Annual Meeting.

     Shareholders as of March 1, 1999, will be entitled to vote at the Annual Meeting. Seating is limited. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you can obtain an admission ticket in advance by contacting the Office of the Corporate Secretary (800-441-9274).

     This Proxy Statement, voting instruction card, and Hercules' 1998 Annual Report are being distributed on or about March 19, 1999.

                         By order of the Board of Directors,

                         /s/ Israel J. Floyd

                         Israel J. Floyd
                         Assistant General Counsel
                         and Corporate Secretary

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
                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC]

Table of Contents

QUESTIONS AND ANSWERS .......................................................  6


PROPOSALS TO BE VOTED UPON ..................................................  8


VOTING METHODS ..............................................................  9


BOARD OF DIRECTORS .......................................................... 10


DIRECTORS HIGHLIGHTS ........................................................ 13


HIGHLY COMPENSATED OFFICERS ................................................. 16


PERFORMANCE GRAPH ........................................................... 17


REPORT OF THE COMPENSATION COMMITTEE ........................................ 19


BENEFICIAL OWNERSHIP TABLE .................................................. 22


SUMMARY COMPENSATION TABLE .................................................. 23


OPTION GRANTS TABLE ......................................................... 24


OPTION EXERCISES AND VALUE TABLE ............................................ 25


PENSION PLAN TABLE .......................................................... 25


ANNEX A - EMPLOYMENT CONTRACTS .............................................. 26

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QUESTIONS AND ANSWERS

Q:   WHAT AM I VOTING ON?

A: Re-election of five directors (Vincent J. Corbo, John G. Drosdick, R. Keith Elliott, Gaynor N. Kelley, and Peter McCausland); ratification of PricewaterhouseCoopers LLP as Hercules' independent accountants; and approval of amendments to the Long-Term Incentive Compensation Plan (see page 8 for more details).


Q:   WHO IS ENTITLED TO VOTE?

A:   Shareholders as of the close of business on March 1, 1999 (the Record
     Date). Each share of common stock is entitled to one vote.


Q:   HOW DO I VOTE?

A: You can vote on the Internet, by telephone or sign and mail your proxy card. (See your proxy card for specific instructions for Internet and telephone voting).


Q:   HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy card, but do not make any selections, you give authority to R. Keith Elliott and Richard G. Dahlen to vote on the proposals and any other matter that may arise at the Annual Meeting.


Q:   IS MY VOTE CONFIDENTIAL?

A: Yes. Only the inspector of election, ChaseMellon Shareholder Services, and certain employees of Hercules will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.


Q:   WHO WILL COUNT THE VOTES?

A: ChaseMellon Shareholder Services will tabulate the votes and act as inspector of election.


Q:   WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

A:   Common shares held as of March 1, 1999 (Record Date) are included.

     For employees, shares held in the Hercules automatic dividend reinvestment plan, the executive compensation plans, employee benefit plans, and shares credited to your savings plan account (held in custody by the trustee) are also included.

Q: IS THE VOTING PROCEDURE DIFFERENT IF I PARTICIPATE IN ONE OF THE EMPLOYEE SAVINGS PLANS?

A: Yes, but you still need to vote. The plan trustee will vote your shares as indicated by your voting preferences. However, if you do not vote, the plan trustee will vote your shares in proportion to the other proxies received. Shares credited to your savings plan account as of March 1, 1999, are included on your card; fractional shares are not.


Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Contact our transfer agent, ChaseMellon Shareholder Services
     (800-237-9980), to have your accounts registered in the same name and address.


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
                                           SMALL WONDERS, INFINITE POSSIBILITIES



Q:   WHAT CONSTITUTES A QUORUM?

A: As of March 1, 1999, 102,474,187 shares of Hercules common stock were issued and outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote by proxy card, telephone, or Internet, you will be considered part of the quorum. The inspector of election will treat shares represented by a properly executed proxy as present at the Annual Meeting. Abstentions and broker non-votes will not affect the determination of a quorum.


Q:   WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 2.0% of our common stock was held by the directors and officers as of March 1, 1999. (See page 22 for more details.)


Q:   WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A: Oppenheimer Group, Inc. (Oppenheimer Tower, World Financial Center, New York, NY) owned 13,869,263 shares, or 13.8%, as of February 9, 1999.

     Fidelity Management & Research Co. (82 Devonshire, Boston, MA) owned 7,205,592 shares, or 7.2%, as of February 1, 1999.

     T. Rowe Price Associates, Inc. (100 E. Pratt Street, Baltimore, MD) owned 6,854,654 shares or 6.8%, as of February 12, 1999.

     Capital Research & Management (333 South Hope Street, Los Angeles, CA) owned 6,582,800 shares, or 6.5%, as of February 8, 1999.


Q:   WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR THE YEAR 2000 ANNUAL MEETING?

A: To be included in next year's proxy statement, shareholder proposals must be submitted in writing by November 19, 1999, to Israel J. Floyd, Esq., Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001. If any stockholder proposal is submitted after February 2, 2000, the Board will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the proxy statement.


Q:   HOW DOES A SHAREHOLDER NOMINATE A DIRECTOR OF HERCULES?

A: Submit a written recommendation (accompanied by a notarized statement from the nominee indicating willingness to serve if elected and principal occupations or employment over the past five years) to the Chairman of the Nominating Committee, c/o Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001.


Q:   WHAT ARE THE SOLICITATION EXPENSES?

A: ChaseMellon Shareholder Services was hired to assist in the distribution of proxy materials and solicitation of votes for $9,000, plus out-of-pocket expenses.

     Hercules will reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

[HERCULES LOGO]



PROPOSALS

1. RE-ELECTION OF DIRECTORS

Nominees for reelection this year are:

     - Vincent J. Corbo (director since 1997)

     - John G. Drosdick (director since 1998)

     - R. Keith Elliott (director since 1991)

     - Gaynor N. Kelley (director since 1989)

     - Peter McCausland (director since 1997)

Each has consented to serve a three-year term. (See page 10 for biographical information.)

If any director is unable to stand for re-election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to elect a director. We recommend a vote "FOR" each of the nominees.

2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR
1999

The Audit Committee and the Board believe that PricewaterhouseCoopers LLP ("PWC") has invaluable knowledge about Hercules. Partners and employees of PWC are periodically changed, providing Hercules with new expertise and experience. Representatives of PWC have direct access to the Audit Committee and regularly attend the Committee's meetings. Representatives of PWC will attend the Annual Meeting to answer questions.

The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify PWC as independent accountants for 1999. We recommend a vote "FOR" the ratification of PricewaterhouseCoopers LLP as independent accountants.

3. APPROVAL OF AMENDMENTS TO THE LONG-TERM INCENTIVE COMPENSATION PLAN

The Plan was originally adopted in 1991 and is designed to motivate, reward, and retain employees who attain and surpass long-range performance goals and to compete with other major corporations in attracting and retaining key managers in a highly-competitive marketplace. We believe that this Plan is the best means for aligning management focus with shareholder interest.

The Plan provides for the granting of various types of awards, including stock options, performance accelerated stock options, restricted shares and restricted stock units, to eligible employees of Hercules. You are being asked to approve the following amendments to the Plan:

-    EXTEND THE EXPIRATION DATE TO APRIL 30, 2002 FROM APRIL 30, 2000.

     As a result of the acquisition of BetzDearborn, our employee population has doubled in size, and our projections for future use of shares under the Plan have changed. We anticipate that the remaining shares authorized for awards under the Plan will be depleted by the end of this year (prior to the existing expiration date of April 30, 2000).

- INCREASE THE NUMBER OF SHARES THAT MAY BE USED FOR AWARDS UNDER THE PLAN BY 7,000,000

     The proposed amendments will allow us to issue up to 7,000,000 additional shares in connection with future awards under the Plan. Currently, the Plan authorizes a total of 8,000,000 shares, of which only approximately 2,200,000 remain available. The increase is necessary due to our increased employee population and the extension of the expiration date of the Plan.

     As of March 1, 1999, 102,474,187 shares of Hercules common stock were issued and outstanding.

-    PROHIBIT REPRICING OF STOCK OPTIONS GRANTED UNDER THE PLAN

     Although we have never repriced stock options, we are proposing to amend the Plan to expressly prohibit the repricing of any stock options granted under the Plan, or the granting of new stock options in connection with the cancellation of outstanding options with a higher exercise price.

- GIVE THE COMPENSATION COMMITTEE THE ABILITY TO DETERMINE AND EXTEND THE TIME FOR STOCK OPTIONS TO BE EXERCISED FOLLOWING AN EMPLOYEE'S DEATH OR DISABILITY.

     If the proposed amendment is adopted, the Compensation Committee would have the discretion to determine for new options, and to extend for outstanding options, on a case-by-case basis, the period during which the option can be exercised after an employee dies or becomes disabled (but not beyond the stated expiration of the option). We believe that the Committee should be given this discretion so that it can address these unique situations as they arise.

                                           SMALL WONDERS, INFINITE POSSIBILITIES



You may obtain a copy of the current Plan by writing to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, Attention:
Corporate Secretary. Requests may also be made by phone to 800-441-9274.

The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve these amendments to the Long-Term Incentive Compensation Plan. The Board recommends a vote "FOR" these amendments.

Abstentions will have the effect of a negative vote. Broker non-votes will have no effect on the outcome of the vote.



VOTING METHODS

YOU HAVE THE RIGHT TO VOTE AND TO REVOKE YOUR PROXY ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                                                            COMPUTER VOTING
1.   Go to the website address on your proxy card.          [COMPUTER]
2.   Enter your Control Number
3.   Mark your selections
4.   Click on "register vote"

                                                            TELEPHONE VOTING
1.   Dial the telephone number indicated on your proxy card [TELEPHONE}
2.   Enter your Control Number
3.   Follow voice prompts

                                                            PROXY CARD VOTING
1.   Mark your selections                                   [MAIL SLOT]
2.   Date and sign your name exactly as it appears on your card
3.   Mail it in the return envelope

[HERCULES LOGO]



BOARD OF DIRECTORS - STANDING FOR RE-ELECTION


[PHOTO]                  Mr. Elliott, age 57, is chairman and chief executive
                         officer of Hercules Incorporated. In 1995, Mr. Elliott
                         held the position of executive vice president and
                         chief financial officer, and later that year was named
                         president and chief operating officer. Mr. Elliott
                         joined Hercules in 1991 from Engelhard Corporation.
R. KEITH ELLIOTT -       Mr. Elliott is a director of Computer Task Group, PECO
Director since 1991      Energy Company, and Wilmington Trust Company.

Dr. Corbo, age 55, is president and chief operating         [PHOTO]
officer of Hercules Incorporated. He held positions in
research engineering and business management, including
executive vice president, responsible for Technology
and the Paper Technology and Fibers businesses, 1996;
group vice president and president, Food & Functional
Products, 1993, and Materials, 1992. Dr. Corbo serves
on the following: the Board of Managers of Fibervisions
L.L.C.; the Advisory Board of the College of Sciences,
Georgia Institute of Technology; the Advisory Council
of the Department of Engineering, Princeton University;
Engineering College Advisory Council of the University
of Delaware; Trustee of Delaware Symphony Orchestra and     VINCENT J. CORBO -
The Grand Opera House; and President of Opera Delaware.     Director since 1997

[PHOTO]                  Mr. Drosdick, age 55, is president and chief operating
                         officer of Sunoco, Inc., an independent petroleum
                         refiner-marketer in the United States. Mr. Drosdick
                         was president of Ultramar Corporation from 1992 to
                         1996. He is a director of Sunoco, Inc., and serves on
JOHN G. DROSDICK -       the Board of Trustees of the Philadelphia Museum of
Director since 1998      Art and Villanova University.

Mr. Kelley, age 67, is the retired chairman and chief       [PHOTO]
executive officer of The Perkin-Elmer Corporation, a
manufacturer of analytical and biotechnology
instrumentation. He is a member of the board of directors
of Alliant Techsystems Inc. and Prudential Insurance Co. of
America. He is on the advisory board of the Center for      GAYNOR N. KELLEY -
Management Development at Northeastern University.          Director since 1989

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
                                           SMALL WONDERS, INFINITE POSSIBILITIES


[PHOTO]                   Mr. McCausland, age 49, is chairman and chief
                          executive officer of Airgas, Inc. (a distributor of
                          industrial, medical, and specialty gases and related
                          equipment), a company he founded in 1987. He served as
                          general counsel for MG Industries, Inc., an industrial
                          gas producer. He was a partner in the firm of
                          McCausland, Keen & Buckman which specialized in
                          mergers, acquisitions, and financings. He is a
PETER MCCAUSLAND -        director of the Fox Chase Cancer Center and the
Director since 1997       Independence Seaport Museum.

BOARD OF DIRECTORS - CONTINUING AS DIRECTORS

In order to comply with our Certificate of Incorporation and By-Laws which provide for three classes of directors of equal size to the extent practical, it was necessary for the Board of Directors to reclassify some directors. There remains a vacancy on the Board due to the resignation of William R. Cook.

Mr. Fairbanks, age 58, is managing director for        [PHOTO]
Domestic and International Issues, Center for
Strategic & International Studies. He was
Ambassador-at-Large under President Reagan. He is
a member of the board of directors of SEACOR Smit,
Inc. and GATX Corporation; vice chairman of the
U.S. National Committee of the Pacific Economic
Cooperation Council; member, Council on Foreign
Relations, Council of American Ambassadors; and        RICHARD M. FAIRBANKS,
founder, The American Refugee Committee of             III - Director since 1993
Washington.

[PHOTO]                   Mr. Hirsig, age 59, is retired president and chief
                          executive officer of ARCO Chemical Company, which was
                          bought by Lyondell Chemical Company. He is a director
                          of Philadelphia Suburban Corporation and Checkpoint
                          Systems Corporation. Additionally, he is chairman,
                          Prime Advisory Board, and director or trustee of Bryn
                          Mawr College, Curtis Institute of Music, Rosenbach
                          Museum and Library, and YMCA of Philadelphia. Mr.
ALAN R. HIRSIG -          Hirsig served as past chairman of the Chemical
Director since 1998       Manufacturers Association.

[HERCULES LOGO]



Ms. Holiday, age 47, is an attorney. She was Assistant      [PHOTO]
to the President of the United States and Secretary of
the Cabinet from 1990 until early 1993 and served as
General Counsel of the U.S. Treasury Department from
1989 through 1990. She served as Counselor to the
Secretary of the Treasury and Assistant Secretary for
Public Affairs and Public Liaison, U.S. Treasury
Department from 1988 to 1989. Ms. Holiday is a director
of Amerada Hess Corporation, H. J. Heinz Company,
Beverly Enterprises, Inc., and director or trustee of
various investment companies in the Franklin Templeton      EDITH E. HOLIDAY -
Group of Funds.                                             Director since 1993

[PHOTO]                   Professor Jahn, age 68, has taught at Princeton
                          University, Department of Mechanical and Aerospace
                          Sciences since 1962. He was Dean of the School of
                          Engineering and Applied Science at Princeton,
                          1971-1986. Professor Jahn is a trustee, fellow, and a
                          member of several academic and professional societies.
ROBERT G. JAHN -          He is vice president and a founding member of the
Director since 1985       Society for Scientific Exploration.

Mr. McBrayer, age 67, retired as president of Exxon         [PHOTO]
Chemical Company in January 1992, after 37 years of
service. He is a former chairman of the board of the
Chemical Manufacturers Association and is currently a
director of American Air Liquide, Inc., and Air Liquide
International. He is also a member of the Advisory
Committee for the Pacific Northwest National                H. EUGENE MCBRAYER -
Laboratory.                                                 Director since 1992

[PHOTO]                   Mr. MacDonald, age 57, is a principal in Amelia
                          Investment Corp. (AIC), a private investment firm
                          dedicated to the acquisition and development of small-
                          to medium-sized industrial manufacturing and
                          distribution companies. Prior to AIC, he was a
                          principal in Island Capital Corporation, a similar
                          firm, and managing director, Global Corporate Finance,
RALPH L. MACDONALD, JR.   Bankers Trust Company. He is also a director of
- Director since 1989     Gaylord Container Corporation.

                                           SMALL WONDERS, INFINITE POSSIBILITIES


[PHOTO]                   Mr. Shober, age 65, is a private investor. He served
                          as vice chairman of the board of directors of Penn
                          Virginia Corporation, a natural resources company,
                          from 1992 to 1996. Mr. Shober is a director of Airgas,
                          Inc., Anker Coal Company, C&D Technologies, Ensign
                          Bickford Industries, Inc., First Reserve Corporation,
                          MIBRAG gmH, Penn Virginia Corporation, and several
JOHN A.H. SHOBER -        other organizations including The Eisenhower Exchange
Director since 1998       Fellowships.

Ms. Sneed, age 51, is senior vice president, Marketing      [PHOTO]
Services, Kraft Foods, Inc., the nation's largest
packaged foods company. She joined General Foods in
1977 and has held a variety of management positions,
including vice president, Consumer Affairs; senior vice
president and president, Foodservice Division;
executive vice president and general manager, Desserts
Division; and executive vice president and general          PAULA A. SNEED -
manager, Dinners and Enhancers Division.                    Director since 1994

BOARD OF DIRECTORS - HIGHLIGHTS

BOARD COMPENSATION

- Employee directors receive no additional compensation other than their normal salary for serving on the Board or its Committees.

-    During 1998, nonemployee directors received:

     -    Annual grant of 3,000 stock options;

     - Award of 9,000 stock options, which were granted in lieu of any annual stock options for the next three years;

     -    Right to defer compensation in exchange for restricted stock;

     -    $23,000 annual fee;

     -    $1,000 for each meeting attended;

     -    $3,000 for chairing a committee;

     -    $1,000 per day for special assignments;

     -    Reimbursement for out-of-pocket expenses.

ANNUAL BOARD EVALUATION

- Solicited and reviewed written commentary from all members regarding critical duties and matters and quality of performance

-    Conducted peer evaluation of performance

-    Increased communication between members and management

NONEMPLOYEE DIRECTOR PROGRAMS (see page 15)

- Nonemployee Director Stock Accumulation Plan (deferral capability and option grants)

-    Equity Award Program (one time award if director makes a purchase)

- Restricted Stock Units Program (one-time grant at joining -- long-term vesting)

- Charitable Award Program (life insurance with beneficiary being a designated charity)

[HERCULES LOGO]



STOCK OWNERSHIP
(as of March 1, 1999)

    STOCK OWNERSHIP FOR NONEMPLOYEE
        DIRECTORS (AS A GROUP)

RSUs      RESTRICTED     COMMON    OPTIONS
------    ----------     ------    -------
13,922      66,251       78,110    249,000


RSUs
[ ] Restricted ..................  13,922    66,251
[ ] Common ......................  78,110
[ ] Options ..................... 249,000


BOARD MEMBERS

  R. K. Elliott, Chair
  V. J. Corbo
  J. G. Drosdick
  R. M. Fairbanks, III
  A. R. Hirsig
  E. E. Holiday
  R. G. Jahn
  G. N. Kelley
  R. L. MacDonald, Jr.
  H. E. McBrayer
  P. McCausland
  J. A. H. Shober
  P. A. Sneed

  19 Meetings held in 1998

                                COMMITTEE MEMBERS

AUDIT

  P. A. Sneed, Chair
  J. G. Drosdick
  R. M. Fairbanks, III
  E. E. Holiday

  3 Meetings held in 1998

COMPENSATION

  R. L. MacDonald, Jr., Chair
  G. N. Kelley
  H. E. McBrayer

  6 Meetings held in 1998

EXECUTIVE

  R. K. Elliott, Chair
  V. J. Corbo
  R. L. MacDonald, Jr.
  H. E. McBrayer

  1 Meeting held in 1998

FINANCE

  H. E. McBrayer, Chair
  V. J. Corbo
  R. K. Elliott
  R. M. Fairbanks, III
  E. E. Holiday
  R. L. MacDonald, Jr.
  P. McCausland

  4 Meetings held in 1998

NOMINATING

  G. N. Kelley, Chair
  R. M. Fairbanks, III
  R. G. Jahn

  2 Meetings held in 1998

SOCIAL RESPONSIBILITY

  E. E. Holiday, Chair
  R. G. Jahn
  J. A. H. Shober
  P. A. Sneed

  3 Meetings held in 1998

TECHNOLOGY

  R. G. Jahn, Chair
  V. J. Corbo
  R. K. Elliott
  A. R. Hirsig
  G. N. Kelley
  H. E. McBrayer
  P. A. Sneed

  4 Meetings held in 1998

                                           SMALL WONDERS, INFINITE POSSIBILITIES


Board Committees

AUDIT: Reviews auditing, accounting, financial reporting, and internal control functions. Recommends our independent accountant and reviews their services. All members are nonemployee directors.

COMPENSATION: Administers executive compensation programs, policies, and practices. Acts in an advisory role on employee compensation. All members are nonemployee directors.

EXECUTIVE: Limited powers to act on behalf of the Board whenever the Board is not in session. Meets only as needed and acts only by unanimous vote. If any nonemployee director wants a matter to be addressed by the Board rather than the Executive Committee, then such matter is submitted to the Board.

FINANCE: Reviews Hercules' financial affairs. Has full and final authority on certain financial matters and serves as the named fiduciary for all of Hercules' employee benefit plans.

NOMINATING: Considers and recommends nominees for election as directors and officers. Reviews and evaluates the Board and its members. All members are nonemployee directors.

SOCIAL RESPONSIBILITY: Reviews Hercules' policies, programs and practices on equal employment opportunity; environmental, safety, and health matters; ethics; and community affairs.

TECHNOLOGY: Reviews the strategic direction of Hercules' intellectual property, research and development, and emerging technologies.

Board of Directors - Other Information

NONEMPLOYEE DIRECTOR PROGRAMS

NONEMPLOYEE DIRECTOR STOCK ACCUMULATION PLAN. Directors can defer all or part of their compensation in exchange for stock (restricted until retirement from the Board) at 85% of the fair market value of such stock on the date of exchange.

Each director annually receives a non-qualified stock option (exercisable after a one-year holding period) to purchase 3,000 shares of common stock. The option price is the fair market value of the common stock on the date of grant. In 1998, each nonemployee director received an accelerated grant of 9,000 stock options in lieu of any annual stock option grant for the next three years. Vesting occurs in three equal annual increments beginning one year after the grant date.

EQUITY AWARD. A director has a single opportunity to purchase 750 shares of common stock at fair market value when first elected to the Board. Upon the purchase, Hercules awards an additional 1,500 shares which cannot be transferred until retirement or resignation from the Board.

RESTRICTED STOCK UNITS. Upon election to the Board, each director receives 1,100 restricted stock units, which are placed in an unfunded account where they accrue dividend equivalents and interest. Each unit represents the right to receive one share of Hercules stock at retirement. Units do not carry any voting rights. Of these units, 200 immediately vest. Thereafter, for every year served on the Board, 100 additional units vest (up to a maximum of nine years). Upon retirement from the Board, all vested units are paid in shares as a lump sum or spread over a period not to exceed ten years.

CHARITABLE AWARD PROGRAM. This program is designed to promote charitable giving. It is available to directors and is funded by life insurance policies on directors. Upon the retirement or death of a director, Hercules will donate common stock, with an expected aggregate value of $1,000,000, to one or more designated charitable institutions over a ten-year period. The actual number of shares delivered to the charitable institutions will be based on a projected share price growth. The first installment will be paid immediately after the director's retirement or death, but no sooner than April 1, 2001.

Directors derive no financial benefit from this program since all charitable deductions accrue solely to Hercules. Furthermore, the insurance funding is structured so that the program results in nominal cost to Hercules over time.

[HERCULES LOGO]

Highly Compensated Officers

[PHOTO]
R. KEITH ELLIOTT
Chairman and
Chief Executive Officer

[PHOTO]
VINCENT J. CORBO
President and
Chief Operating Officer

[1998 Compensation Highlights BAR GRAPH]

                          R.K. Elliott    W.R. Cook*    V.J. Corbo    G. MacKenzie    D.W. DiDonna   H.J. Tucci
Salary                      $750,000     $  145,833    $  494,273       $271,670        $ 260,402     $245,850
Bonus                        530,880              0       320,000        200,000          120,000      185,000
Other Annual Compensation     89,049              0        90,493         19,514           11,260       18,707
Restricted Stock                   0      2,966,994     2,367,602              0               0        50,083

*The salary for Mr. Cook reflects the period from October 15, 1998 to year-end.

[PHOTO]
GEORGE MACKENZIE
Senior Vice President and
Chief Financial Officer

[PHOTO]
DOMINICK W. DIDONNA
Senior Vice President and
General Manager
Pulp and Paper Division

[PHOTO]
HARRY J. TUCCI
Senior Vice President
Corporate Development

                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC] Performance Graph

                   Comparison Of Five Year Cumulative Return*

                                  [LINE GRAPH]

Hercules Incorporated (NYSE Trading symbol HPC)
S&P 500
S&P Speciality Chemical Index
S&P Chemical Index

                         1993     1994      1995      1996      1997      1998
------------------------------------------------------------------------------
Hercules Incorporated
  (NYSE Trading
  symbol HPC)           $100.0    101.7     149.0     114.3     132.3      72.0

S&P 500                 $100.0     98.5     132.0     158.8     208.0     263.5

S&P Speciality
   Chemical Index       $100.0     84.7     109.8     111.9     136.2     113.1

S&P Chemical Index      $100.0    111.1     140.7     183.7     218.6     198.6
-------------------------------------------------------------------------------

Assumes $100 invested on December 31, 1993
* Total return assumes reinvestment of dividends

[HERCULES LOGO]

Highlights of the Compensation Committee


                             COMPENSATION PHILOSOPHY

       -  Link executive compensation with shareholder returns

       -  Guidelines for substantial stock ownership for executives

       -  Attract and retain talented employees through competitive compensation

                        EXECUTIVE COMPENSATION STRUCTURE

       -  Base pay

       -  Annual incentive

       -  Long-term incentive

       -  Recognition awards

                         MR. ELLIOTT'S 1998 TARGET BONUS

       -  80% based on corporate performance

       -  20% based on individual accountabilities


                           STOCK OWNERSHIP GUIDELINES

       -  Chairman & CEO: 5 times salary plus target bonus

       -  President & COO: 4 times salary plus target bonus

       -  Management Committee: 3 times salary plus target bonus

       -  Senior Management: 2 times salary plus target bonus

                    EMPLOYEE STOCK AND COMPENSATION PROGRAMS

       -  Broadbased employee incentive plan

       -  Employee Stock Purchase Plan

       -  401(k) Plan

       -  Option Advantage

       -  Accountability system and awards

                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC]

Report of the Compensation Committee


COMPENSATION PHILOSOPHY

Our philosophy is to align compensation of both executive management and employees with the long-term interests of our shareholders. Executive compensation is structured to motivate management to create sustained shareholder value by:

- linking total executive compensation with the returns realized by shareholders,

- aligning the interests of management and shareholders through substantial stock ownership for executives, and

- ensuring the continued growth and performance of Hercules by attracting, motivating and rewarding talented executives and employees through competitive compensation.


Hercules' compensation program focuses on specific corporate goals that are generally believed to reflect measures (such as earnings per share and return on shareholders' equity) related to shareholders' total return. In addition to these measures, shareholders' total return is viewed in light of conditions in the specialty chemical industry, general economy and the stock market.

STRUCTURE OF EXECUTIVE COMPENSATION

The elements of executive compensation programs are:

-        base pay,

-        annual incentives,

-        long-term incentives, and

- special awards in recognition of extraordinary achievement or significant appointments.

Each executive's base salary is designed to be competitive with similarly sized chemical and specialty chemical companies, while short- and long-term incentives are performance-based.

DETERMINATION OF BASE PAY

Base pay is determined by individual performance and comparisons to similar positions in chemical, specialty chemical, and general industry companies, including those designated in the Standard & Poor's Chemical and Specialty Chemical Indices. As a result of the BetzDearborn acquisition in October 1998, which doubled the size of the company, the Compensation Committee re-evaluated the compensation levels and made adjustments so that salaries would be competitive with other companies of similar size. As a result, the Committee increased base salaries for Messrs. Corbo, MacKenzie, DiDonna and Tucci to $562,500, $330,000, $327,000, and $300,000, respectively. Mr. Elliott's salary for 1998 was $750,000.

DETERMINATION OF ANNUAL BONUSES

Under our Management Incentive Compensation Plan, annual bonuses are paid in a combination of cash and restricted stock based on the achievement of predetermined corporate, business or corporate staff unit, and individual goals. The Plan provides that no payouts will occur unless the minimum level of performance, as established by the Compensation Committee, is exceeded. A maximum of 200% of the total target pool may be paid upon achievement of outstanding performance. Once established, the Committee may adjust the expected performance level only upon the occurrence of an extraordinary event. In the last five years, the Committee has not waived the minimum level of performance nor adjusted the target or maximum goals required for payout.

   BONUS PAYOUT LEVEL FOR 1998

The Compensation Committee approved the 1998 bonus pool at 79% of the target level. The three measures of corporate performance used for bonus pool creation were earnings per share, return on equity, and free cash flow. In determining the bonus pool creation, these measures were weighted 50%, 25% and 25%, respectively.

Additionally, the 1998 bonus pool reflected:

-        Long-term strategic and portfolio management

-        Strong financial management

-        Improved management development and succession planning

-        Long-term value creation through mergers and acquisitions

These additional measures impacted the 1998 bonus pool by less than 25% of the pool value.

   MR. ELLIOTT'S 1998 BONUS

In 1998, Hercules and its peers in the specialty chemical industry faced difficult markets and business conditions. After consideration of all relevant factors (including earnings per share, free cash flow, and return on shareholder equity), the Compensation Committee concluded that Hercules' relative performance placed it in the upper half among its peers in the specialty chemical industry.

Our performance has been reflected both positively and negatively in the compensation paid to Mr. Elliott over the past three years. In particular, Mr. Elliott's performance bonus in 1997 increased significantly over his 1996 bonus. On the other hand, Hercules did not achieve maximum performance levels under the annual

[HERCULES LOGO]

Management Incentive Compensation Plan in 1998 and, accordingly, Mr. Elliott's annual bonus in 1998 was 42% lower than that of 1997. Mr. Elliott's bonus represented 41% of his total direct compensation in 1998.

Mr. Elliott's target bonus is 80% directly attributable to corporate performance. With respect to the remaining 20% of target bonus, the Compensation Committee considered individual accountabilities, including:

-        Long-term strategic and portfolio management;

-        Continued implementation of cost improvement and growth initiatives;

-        Management development; and

-        Implementation of corporate development strategy

In light of such considerations, Mr. Elliott's bonus payout for 1998 was $530,880.

   OTHER HIGHLY COMPENSATED EXECUTIVES' 1998 BONUSES

The final 1998 bonuses for Messrs. Corbo, MacKenzie, DiDonna, and Tucci were an aggregate of $825,000. In awarding these bonuses, the Compensation Committee considered Hercules' corporate and business unit performance, and individual contributions to our success.

LONG-TERM INCENTIVES

The focus of the Long-Term Incentive Compensation Plan is to increase shareholder value. Under this Plan, the Compensation Committee approves pools of regular stock options and performance accelerated stock options. Performance accelerated stock options are nonqualified stock options that normally vest
9 1/2 years from the date of grant. Vesting can be accelerated upon the achievement of specific goals. The Committee also approves specific awards for officers and other key employees. The Plan permits the chief executive officer to approve all awards for other eligible employees.

In 1998, performance options that were granted in 1995 completed a three-year performance period. The Compensation Committee determined that the target portion of these performance options and all of the performance options granted to senior managers remain unvested and will be reviewed again in February 2000. The above-target portion of the performance options granted to certain executives, including Messrs. Elliott, Corbo, MacKenzie, DiDonna, and Tucci, would not vest until September 30, 2004, with no future review based on corporate performance.

   1998 AWARDS

The Compensation Committee approved a pool and granted options for the regularly scheduled May 1998 award. The Committee also made an accelerated grant of the 1999 options in August 1998 in connection with the acquisition of BetzDearborn. Messrs. DiDonna and Tucci received stock options to purchase 52,000 and 48,000 shares, respectively. These options vest 40%, 40%, and 20%, respectively, on the first three anniversaries of the grant date. In making the grants, the Committee considered competitive compensation, the number of stock options previously granted, current and future accountabilities, and the responsibilities of the executives.

The Committee also granted to Messrs. DiDonna and Tucci 29,375 and 27,000 performance options, respectively, with a normal vesting period of 9 1/2 years. Vesting will be accelerated if Hercules' stock price exceeds certain target prices for five consecutive trading days. These performance options are structured in two components: (1) 23,500 and 21,600 shares for Messrs. DiDonna and Tucci, respectively, vest immediately if our stock price exceeds $67.00 and
(2) an additional 5,875 and 5,400 shares for Messrs. DiDonna and Tucci, respectively, vest if our stock price exceeds $76.50.

SPECIAL AWARDS

From time to time, special awards are granted in recognition of extraordinary results. In 1998, awards were made under the Long-Term Incentive Compensation Plan to certain executives who were instrumental in completing the acquisition of BetzDearborn. Options to purchase shares were granted as noted below. The option was the price of Hercules stock on the grant date.

- Mr. Elliott received 300,000 options which vest 40%, 40%, and 20% on the first, second and third grant date anniversaries;

- Mr. MacKenzie received 160,000 options (60,000 options with a staggered three-year vesting schedule of 40%, 40%, and 20%, and 100,000 options with a staggered three-year vesting schedule of 20%, 30% and 50% on the first, second, and third grant date anniversaries); and

- Messrs. DiDonna and Tucci received 100,000 options with a staggered three-year vesting schedule of 20%, 30%, and 50% on the first, second, and third grant date anniversaries.

MR. COOK'S COMPENSATION AS CO-CEO

In connection with the acquisition of BetzDearborn, Mr. Cook became vice-chairman and co-CEO of Hercules on October 15, 1998. On November 30, 1998, it was announced that Mr. Cook would resign these positions and leave Hercules.

                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC]


Annex A of this proxy describes Mr. Cook's employment contract. The major components of his contract were:

-     An initial base salary of $700,000;

- A target bonus at 70% of base salary (prorated for the portion of the year that he served as co-CEO);

- As a replacement for pre-existing obligations and to assist in the transition, a grant of 93,818 restricted shares on October 15, 1998, vesting in three equal installments in June 1999, February 2000 and October 2000;

- A grant of 500,000 performance options on October 15, 1998, with a commitment to receive future performance options of 250,000 on September 30, 1999, and 250,000 on June 30, 2000. (Since Mr. Cook left Hercules, the 1999 and 2000 performance options will not be issued.) These performance options have a normal vesting period of 9-1/2 years which can be accelerated at any time after October 15, 2001, if the Company's average stock price (measured over 60 trading days) exceeds a 12% annual compounded growth rate to that point.

-     A supplemental pension benefit.

STOCK OWNERSHIP GUIDELINES

As mentioned in previous years, stock ownership guidelines have been established for our executives. These guidelines reinforce our compensation approach of linking management's interests with those of our shareholders. The guidelines specify stock ownership as a multiple of base salary plus target bonus for the following levels:


----------------------------------------------------------
Chairman and Chief                     5 times salary plus
Executive Officer:                     target bonus
----------------------------------------------------------
President and Chief                    4 times salary plus
Operating Officer:                     target bonus
----------------------------------------------------------
Hercules Management                    3 times salary plus
Committee:                             target bonus
----------------------------------------------------------
Senior Management:                     2 times salary plus
                                       target bonus
----------------------------------------------------------

STOCK OWNERSHIP PROGRAM

Dr. Corbo made an irrevocable election this year to purchase an additional 7,195 restricted stock units and received a matching grant of 10,792 shares of restricted stock.

RESPONSE TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

Under Section 162(m) of the Internal Revenue Code, Hercules may not deduct certain forms of compensation in excess of $1,000,000 paid to a highly compensated executive.

The Compensation Committee tries to structure executive compensation to minimize the amount of compensation that is not tax deductible. Based upon a review of our current compensation plans and practices, the Committee concluded that no action would be taken at this time and that further review would be made during 1999.

COMPENSATION PHILOSOPHY EXTENDED TO EMPLOYEES

As mentioned in last year's proxy statement, essentially all Hercules employees worldwide received non-qualified stock options in 1997. The grants ranged in size from 100 to 300 options, with a staggered three-year vesting schedule of 40%, 40%, and 20%. This grant provided an additional tool to focus our employees on how their individual and combined contributions can affect overall corporate performance.

In 1998, we expanded our worldwide emphasis on pay-for-performance with broader incentive opportunities for employees. Our objective is to motivate all employees to achieve certain corporate, business unit and department, team and plant results. Eligible employees were given the opportunity to earn additional income if corporate performance exceeded earnings expectations.

In most areas of the world, our employees are encouraged to build ownership in Hercules stock by participating in our Employee Stock Purchase Plan. Employees can purchase stock quarterly at a 15% discount through payroll deduction. Further, U.S. employees who participate in the 401(k) Savings and Investment Plan receive their company match in the form of Hercules stock. This contribution must remain in stock until the account is paid out or until the employee reaches retirement age. These programs encourage our employees to think and act like shareholders.

Our accountability system provides a link between compensation and Hercules' overall performance. This goal-setting and measurement system provides direction and guidance in efforts that will best support the business and corporate objectives. Outstanding performance against accountabilities is recognized in the form of cash and stock option awards.

Compensation Committee
R. L. MacDonald, Jr., Chair
G. N. Kelley
H. E. McBrayer

[HERCULES LOGO]

Stock Ownership of Directors and Officers


Compliance With Section 16(a) Reporting: The rules of the Securities and Exchange Commission require that Hercules disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of Hercules' knowledge, there were three late Form 3 filings (Thomas W. Fredericks, J. Frank Raboud, and David A. Simpson) and one late transaction reported on a Form 4 filing (Monika Riese-Martin) during 1998. These late filings did not involve any of the directors or highly compensated officers.

                 BENEFICIAL OWNERSHIP CHART AS OF MARCH 1, 1999

                                                       SHARES            OPTIONS
                                                    BENEFICIALLY       EXERCISABLE       RESTRICTED        PERCENT OF
            NAME                                      OWNED(1)       WITHIN 60 DAYS      STOCK UNITS         SHARES
----------------------------------------------------------------------------------------------------------------------
R. K. Elliott, Director and Officer                   227,664             313,000          40,000               *
V. J. Corbo, Director and Officer                      71,599              75,200          94,330               *
D. W. DiDonna, Officer                                  6,064              41,400            --                 *
J. G. Drosdick, Director                                4,419                --             1,100               *
R. M. Fairbanks, III, Director                          9,088              15,000           1,253               *
A. R. Hirsig, Director                                  1,419                --             1,100               *
E. E. Holiday, Director                                 3,344              12,000           1,376               *
R. G. Jahn, Director                                   11,088              21,000            --                 *
G. N. Kelley, Director                                  8,025              21,000           2,185               *
R. L. MacDonald, Jr., Director                         21,864              21,000           1,928               *
G. MacKenzie, Officer                                  60,944              62,820          10,321               *
H. E. McBrayer, Director                               74,307              18,000           1,527               *
P. McCausland, Director                                 5,030               3,000           1,100               *
J. A. H. Shober, Director                               3,000                --             1,100               *
P. A. Sneed, Director                                   8,777              12,000           1,253               *
H. J. Tucci, Officer                                   62,145             119,100            --                 *
W. R. Cook(2)                                         123,289                   0               0               *
Directors and Officers as a Group(35)                 899,373           1,034,560         158,573            2.0%
----------------------------------------------------------------------------------------------------------------------

*     Less than 1% of Hercules' outstanding shares of common stock.

(1) Includes shares, as of March 1, 1999, in the Savings and Investment Plan as follows: R. K. Elliott, 1,163; V. J. Corbo, 2,718; D. W. DiDonna, 703;
      G. MacKenzie, 2,750; and H. J. Tucci, 4,779; and all directors and officers as a group, 20,756.

      Includes shares with restrictions and forfeiture risks as specified under the Long-Term Incentive Compensation Plan: R. K. Elliott, 148,087; V. J. Corbo, 50,221; D. W. DiDonna, 1,747; G. MacKenzie, 20,420; and H. J. Tucci, 21,973; and all directors and officers as a group, 451,915. Owners have the same voting and dividend rights as do other shareholders of Hercules, except for the right to sell or transfer.

      Included in the non-employee directors' totals is the one-time equity award described on page 15.

      Mr. Kelley's total includes 1,537 shares that he holds jointly with his spouse.

(2) Effective January 4, 1999, Mr. Cook resigned as co-chief executive officer and vice chairman.

                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC]


Summary Compensation Table for 1998

                                                                                        LONG-TERM
                                         ANNUAL COMPENSATION                       COMPENSATION AWARDS
---------------------------------------------------------------------  -------------------------------------------------------------
  NAME AND POSITION            YEAR    SALARY      BONUS      OTHER     RESTRICTED       OPTIONS       INCENTIVE       ALL OTHER
                                         ($)        ($)         ($)    STOCK(1) ($)     (SHARES)      PAYOUTS($)     COMPENSATION(2)
---------------------------------------------------------------------  -------------------------------------------------------------
R. K. Elliott                  1998    750,000    530,880     89,049            --         300,000             --       80,170
  Chairman and Chief           1997    750,000    910,000     70,106     3,770,000              --      2,433,671       34,300
  Executive Officer            1996    600,004    232,800     38,556       106,747       1,191,300             --       46,787

W. R. Cook(3,4)
  Former co-Chief Executive    1998    145,833         --         --     2,966,994         500,000             --           --
  Officer and Vice Chairman

V. J. Corbo                    1998    494,273    320,000     90,493     2,367,602              --             --       93,048
  President and Chief          1997    433,334    550,000     43,064     1,306,153         150,000             --       66,061
  Operating Officer            1996    298,751    145,000     42,357        27,351         356,000             --       63,000

G. MacKenzie                   1998    271,670    200,000     19,514            --         160,000             --       37,581
  Sr. Vice President and       1997    260,004    468,000      4,043       607,960              --        608,393       23,591
  Chief Financial Officer      1996    242,501     72,000      7,101        14,111         245,000             --       21,634

D. W. DiDonna                  1998    260,402    120,000     11,260            --         181,375             --        7,855
  Sr. Vice President and       1997    226,984    190,000      2,421            --          48,125             --        7,366
  General Manager,             1996    185,430     67,475         --        11,568          39,000             --        7,450
  Pulp and Paper Division

H. J. Tucci                    1998    245,850    185,000     18,707        50,083         175,000             --       27,369
  Sr. Vice President           1997    235,020    142,515     26,418        17,050          50,000             --       18,601
  Corporate Development        1996    220,450     95,000         --        95,252          37,500             --       19,459
-----------------------------------------------------------------------------------------------------------------------------------

(1) These values are determined by multiplying the number of shares of restricted stock awarded by the closing market price of Hercules' common stock on the date of grant and subtracting the consideration, if any, paid by the executive officer. Dividends may be paid on a current basis or accrued. This column also includes the matching grant against the irrevocable purchase election for Dr. Corbo.

      The number and value (determined by taking the number of shares of restricted stock multiplied by the year-end closing market price, $27.25, net of any consideration paid) of aggregate restricted stock holdings is shown below. Included in the chart are restricted shares that each executive officer purchased under the terms of the Hercules Long-Term Incentive Compensation Plan. The aggregate amount paid for restricted shares by executive officers was $8,353,101.

                                                         (2) MAJOR COMPONENTS OF ALL OTHER COMPENSATION INCLUDE:

                                                                                              DIVIDEND &
                  AGGREGATE RESTRICTED                         COMPANY MATCH                INTEREST CREDITS        PREMIUM PAID
                        SHARES             NET VALUE     (DEFINED CONTRIBUTION PLANS)       ON STOCK OPTIONS       (LIFE INSURANCE)
-----------------------------------------------------------------------------------------------------------------------------------
R. K. Elliott           193,258           $2,319,242               $60,225                          --                 $19,945
W. R. Cook               93,818            2,556,540                    --                          --                      --
V. J. Corbo             147,757            2,849,233                27,461                     $49,686                  15,901
G. MacKenzie             32,395              351,552                19,679                      13,147                   4,755
D. W. DiDonna             3,103                    0                 4,800                          --                   3,055
H. J. Tucci              24,260               44,962                12,951                       5,679                   8,739
-----------------------------------------------------------------------------------------------------------------------------------


(3) Effective January 4, 1999, Mr. Cook resigned as co-chief executive officer and vice chairman. Salary reflects period from October 15, 1998 to year-end.

(4) The grant price of Mr. Cook's restricted shares is the average of the fair market value of Hercules common stock during the five trading days immediately prior to October 15, 1998.

[HERCULES LOGO]

Option Grants in Last Fiscal Year

                       NO. OF SECURITIES    PERCENT OF TOTAL
                          UNDERLYING         OPTIONS GRANTED           EXERCISE OR BASE       EXPIRATION        GRANT DATE
         NAME           OPTIONS GRANTED       TO EMPLOYEES               PRICE ($/SH)            DATE            VALUE(1)
----------------------------------------------------------------------------------------------------------------------------
R. K. Elliott              300,000(3)              7.9%                   $25.56250            9/1/2008        $1,954,020

W. R. Cook                 500,000(5)             13.1%                    32.4375             1/5/2004         3,429,300

V. J. Corbo                     --                  --                          --                   --                --

G. MacKenzie               160,000(3,4)            4.2%                    25.56250            9/1/2008         1,042,144

D. W. DiDonna               26,000(2)                                      47.81250            5/5/2008           334,812
                            29,375(5)              4.7%                    47.81250            5/5/2008           325,595
                           126,000(3,4)                                    25.56250            9/1/2008           820,688
H. J. Tucci                 24,000(2)                                      47.81250            5/5/2008           309,058
                            27,000(5)              4.6%                    47.81250            5/5/2008           299,271
                           124,000(3,4)                                    25.56250            9/1/2008           807,662

(1) The Black-Scholes option-pricing model was used to determine the fair value of employee stock options as of the date of grant. No adjustments for risk of forfeiture have been made. Significant assumptions are as follows:

                                                             Regular              Performance
                                                            Options(3)             Options(4)
                                                            ----------             ----------
                            Dividend yield                    3.0%                    3.0%
                            Risk-free interest rate           5.2%                    4.6%
                            Expected life                     8 yrs.                  5 yrs.
                            Expected volatility               23.4%                   24.6%


(2) Vesting schedule is as follows: 40% on May 5, 1999; 40% on May 5, 2000; and 20% on May 7, 2001.

(3) Vesting schedule is as follows: 40% on August 31, 1999; 40% on August 31, 2000; and 20% on August 31, 2001. (This vesting schedule applies to 60,000 options for Mr. MacKenzie; 26,000 options for Mr. DiDonna, and 24,000 options for Mr. Tucci.)

(4) Vesting schedule is as follows: 20% on August 31, 1999; 30% on August 31, 2000; and 50% on August 31, 2001. (This vesting schedule applies to 100,000 options for Messrs. MacKenzie, DiDonna, and Tucci.)

(5) Performance accelerated stock options (target and outstanding) become exercisable upon the achievement of predetermined performance goals. If goals are not achieved, the options become exercisable at 9-1/2 years. (Mr. Cook's performance options can be accelerated at any time after October 15, 2001 if Hercules' average stock price, measured over 60 trading dates, exceeds a 12% annual compounded growth rate.)

                        SMALL WONDERS, INFINITE POSSIBILITIES [SUNBURST GRAPHIC]

Options Exercises and Value Table


This table shows the number and value of stock options (exercised and unexercised) for the executive officers during 1998. Value is calculated using the difference between the option exercise price and $27.25 (year-end stock price) multiplied by the number of shares underlying the option.

                                                           NO. OF SECURITIES                     VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                   IN-THE-MONEY OPTIONS
                  NO. OF SHARES                           OPTIONS AT YEAR-END                          AT YEAR-END
                    ACQUIRED           VALUE          ----------------------------------------------------------------------------
       NAME        ON EXERCISE       REALIZED ($)     EXERCISABLE       UNEXERCISABLE      EXERCISABLE ($)       UNEXERCISABLE ($)
----------------------------------------------------------------------------------------------------------------------------------
R. K. Elliott           --                --            299,000           1,575,800           $1,030,498            $506,250
W. R. Cook              --                --                  0             500,000                    0                   0
V. J. Corbo             --                --             70,000             512,200              327,510                   0
G. MacKenzie            --                --             58,620             415,700               46,570             270,000
D. W. DiDonna           --                --             37,800             266,100                    0             212,625
H. J. Tucci          2,700            88,708            115,800             261,900              585,000             209,250

Pension Plan Table

This table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under Hercules' qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated renumeration and years of service with Hercules and its subsidiaries.

                                                           YEARS OF SERVICE
                      -------------------------------------------------------------------------------------------
RENUMERATION           15 YEARS           20 YEARS            25 YEARS            30 YEARS             35 YEARS
-----------------------------------------------------------------------------------------------------------------
$  250,000            $ 57,948            $ 77,264            $ 96,580            $115,896            $  135,212
   300,000              69,948              93,264             116,580             139,896               163,212
   400,000              93,948             125,264             156,580             187,896               219,212
   450,000             105,948             141,264             176,580             211,896               247,212
   500,000             117,948             157,264             196,580             235,896               275,212
   600,000             141,948             189,264             236,580             283,896               331,212
   700,000             165,948             221,264             276,580             331,896               387,212
   800,000             189,948             253,264             316,580             379,896               443,212
 1,000,000             237,948             317,264             396,580             475,896               555,212
 1,500,000             357,948             477,264             596,580             715,896               835,212
 2,000,000             477,948             637,264             796,580             955,896             1,115,212
----------------------------------------------------------------------------------------------------------------

Annual contributions by Hercules to the Pension Plan, if required, are determined by an independent actuary, and no amount is attributed to an individual employee. Due to the funded status of the Pension Plan, there were no Hercules contributions in 1998.

Except in special cases, the aggregate retirement benefit, under both the qualified and nonqualified plans, is a monthly amount determined by taking the sum of 1) 1.2% of the employee's average monthly earnings (based on the highest five consecutive calendar years during the last ten calendar years of employment) up to one-half the Social Security Tax Base ($68,400 in 1998) and 2) 1.6% of the employee's average monthly earnings (as determined above) in excess of one-half of the Social Security Tax Base, multiplied by the employee's total years and months of credited service. For this purpose, "average monthly earnings" consist of salary plus annual management incentive or bonus compensation.

For Messrs. Elliott, Corbo, MacKenzie, DiDonna, and Tucci, compensation used for calculating retirement income benefits consists of the highest five consecutive years of average monthly earnings. These amounts for 1998 are shown under the "Salary" and "Bonus" columns of the Summary Compensation Table. The estimated credited years of service for Messrs. Elliott, Corbo, MacKenzie, DiDonna and Tucci are 17, 29, 19, 18, and 17, respectively.

The amounts reflected in this chart may be reduced due to voluntary elections made under the Long-Term Incentive Compensation Plan to exchange nonqualified pension rights for discounted restricted stock.

[HERCULES LOGO]

                                                                         ANNEX A


                     Employment Contracts And Termination Of
                  Employment and Change-In-Control Arrangements


WILLIAM R. COOK

Following the acquisition of BetzDearborn, Mr. Cook was appointed vice chairman of the Board and co-chief executive officer of Hercules, effective October 15, 1998 (the "Effective Date"). His initial base salary was $700,000. The agreement also provided for subsequent increases in base salary and for bonus targets, which will not apply due to Mr. Cook's resignation from Hercules.

As described in the Compensation Committee Report, Mr. Cook received a grant of 93,818 restricted shares of Hercules common stock, vesting in three equal installments at the end of the 8th, 16th and 24th month following the Effective Date. Accelerated vesting occurs as follows:

-     Mr. Cook's employment is terminated by Hercules without cause;

-     He resigns for good reason;

-     Upon his death or disability;

In the event that the stock price declines in value upon vesting, additional shares of common stock will be granted.

Pursuant to his employment agreement, Mr. Cook purchased 59,458 shares of Hercules common stock to comply with his stock ownership guidelines. Mr. Cook also received (in lieu of all options that would otherwise be granted to him under Hercules' plans for the three years after the Effective Date) a grant of 500,000 performance accelerated stock options on the Effective Date; (The 250,000 options that Mr. Cook was scheduled to receive on September 30, 1999, and on June 30, 2000 were forfeited due to his resignation from Hercules).

Mr. Cook will receive pension benefits unreduced due to age or service under BetzDearborn's qualified and nonqualified pension plans, and fringe benefits comparable to those provided to Mr. Elliott. Mr. Cook's annual pension is $525,571.

Pursuant to Mr. Cook's employment agreement, he is receiving severance pay equal to three times his salary and target bonus.

VINCENT J. CORBO

In anticipation of the acquisition of BetzDearborn, Dr. Corbo was confirmed as president and chief operating officer. The terms and conditions of his employment include cash compensation consisting of:

- A base salary of $550,000 or no less than 75% of the highest annualized rate in effect for the chief executive officer;

- A bonus target of 75% of base salary in 1998, and 85% of base salary in 1999 and future years; and

-     A cash award of $1,000,000 if still employed on January 1, 2001.

Additionally, Dr. Corbo received a grant of restricted stock units (60,606), valued at $2,000,000, which he will receive if still employed on January 1, 2001.

If still employed on January 1, 2001, Dr. Corbo will earn the right to an enhancement of pension benefit when he retires. This enhancement includes three additional years of service and as many additional years of age as necessary to attain age 60 for purposes of calculating pension benefits. Finally, performance options granted under the Long-Term Incentive Compensation Plan in 1996 and 1997 will deem to be vested if he is still employed on January 1, 2001.

CHANGE IN CONTROL AGREEMENTS

Since 1986, Hercules has entered into Change in Control Agreements with senior executives, which provide for the continuation of salary and certain benefits for a maximum period of three years after a change in control. The provisions of these amendments have been reviewed and amended by Hercules' Compensation Committee to reflect contemporary practices and to maintain the competitiveness of the benefit.

As of January 1, 1999, Hercules entered into agreements with Messrs. Elliott, Corbo, MacKenzie, DiDonna, and Tucci that become operative only upon a change in control or other specified event. For purposes of these agreements, a change in control occurs if:

- Any person, entity, or group (with certain exceptions) becomes the beneficial owner of 20% or more of the outstanding shares of Hercules common stock; or

- There is a change in a majority of the Board during any two-year period, other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period; or

- Hercules' shareholders approve a merger, consolidation, or share exchange resulting in our shareholders owning less than 40% of the combined voting power of the surviving corporation following the transaction.

                          SMALL WONDERS, INFINITE POSSIBILITIES [STARBURST LOGO]


Following a change in control, Hercules will continue to employ the executive for a maximum period of three years (or earlier if the executive reaches age 65 prior to the end of the three-year period) in substantially the same position, substantially the same compensation and benefits. If the executive's employment is terminated by Hercules (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), he or she receives an amount (payable in monthly installments) equal to current salary and bonus, multiplied by the number of years (including partial years) remaining in the executive's term of employment (but in no event less than one year). In addition, the executive receives compensation for the loss of benefits during the period.

Further, the executive:

-     Continues to participate in employee benefit plans;

-     Becomes fully vested in all outstanding stock options and restricted stock

- Receives credit for three additional years of service for purposes of calculating pension benefits; and,

- To the extent needed for taking an unreduced early retirement, has up to five years added to his or her actual age (up to age 65).

If the benefits and amount payable to the executives are subject to the excise tax imposed by the Internal Revenue Code on excess parachute payments, the executive officers will also be entitled to receive an additional payment so that they will receive (on a net basis) the same amount that they would have received absent the applicability of the excise tax.

[HERCULES LOGO]

Hercules Incorporated, established in 1912, is a global manufacturer of chemical specialties used in a variety of home, office, and industrial products. Hercules' focus is on sustainable, long-term growth in shareholder value, driven by new products and continuous improvement in manufacturing costs.

Our business segments and key products are:

-     Functional Products

      - Aqualon, for thickeners used in water-based products such as latex paint;

      -     Food Gums, for natural gum ingredients in food and beverages;

-     Process Chemicals and Services

      - Pulp and Paper, for functional and processing aids used in manufacturing paper;

      -     BetzDearborn, for water and industrial process treatment;

-     Chemical Specialities

      - Fibervisions, for fine-denier staple fibers used in disposable hygiene products;

      -     Resins, for hydrocarbon and rosin resins used in adhesives.


For more information about Hercules, please visit our web site at www.herc.com

--------------------------------------------------------------------------------
Special thanks to Israel J. Floyd, Carol M. Kelleher, Amy Cohen, Anabel Pichler, and Kevin Murphy at Hercules and Jean Gardner at Bowne of Philadelphia for their contributions to this 1999 Proxy Statement.
--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example.

The Board recommends a vote FOR Items 1, 2, and 3

                                                                FOR     WITHHOLD
1. Election of Directors for a three-year term                  [ ]       [ ]


   NOMINEES ARE:  01. Vincent J. Corbo,
                  02. John G. Drosdick,
                  03. R. Keith Elliott,
                  04. Gaynor N. Kelley, and
                  05. Peter McCausland

Withhold vote only from

----------------------------------------

                                                         FOR   AGAINST   ABSTAIN
2. Ratification of PricewaterhouseCoopers LLP as         [ ]     [ ]       [ ]
   independent accountants

                                                         FOR   AGAINST   ABSTAIN
3. Approval of amendments to the Long-Term               [ ]     [ ]       [ ]
   Incentive Compensation Plan

            I plan to attend the Annual Meeting.         [ ]


Signature(s)                                            Date
            -------------------------------------------      -------------------

Note: Please sign as name appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

                                VOTE BY INTERNET

1. Read the accompanying Proxy Statement and proxy card.

2. Go to website www.http://www.eproxy.com/hpc/

3. Enter your Control Number located on your proxy card.

4. Follow the online instructions.


                                VOTE BY TELEPHONE

1. Read the accompanying Proxy Statement and proxy card.

2. Call the toll-free number 1-800-840-1208

3. Enter your Control Number located on your proxy card.

4. Follow the voice prompt instructions.


                             YOUR VOTE IS IMPORTANT!

    DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.
--------------------------------------------------------------------------------


                                ADMISSION TICKET

                              Hercules Incorporated
                         Annual Meeting of Shareholders
                            Thursday, April 29, 1999
                                   11:00 a.m.
                     The Winterthur Museum, Garden & Library
                              Winterthur, Delaware

PROXY


                          PROXY/VOTING INSTRUCTION CARD
                              HERCULES INCORPORATED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Keith Elliott and Richard G. Dahlen, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 29, 1999, at 11:00 A.M. at Wintherthur Museum, Garden & Library, Winterthur, DE, or at any adjournment thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in the Hercules' Dividend Reinvestment Plan and the employee savings plans sponsored by Hercules or any of its subsidiaries.


Unless otherwise specified, this proxy will be voted FOR items 1, 2, and 3, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                            DIRECTIONS TO WINTERTHUR
                            MUSEUM, GARDEN & LIBRARY

                                  [MAP GRAPHIC]

VoteDirect                                                           Page 1 of 2


HERCULES

[CHASEMELLON SHAREHOLDER SERVICES LOGO]

[VOTEDIRECT LOGO]

GLOSSARY OF PROXY TERMS
-----------------------

ANNUAL REPORT
-------------

PROXY STATEMENT
---------------

                          PROXY/VOTING INSTRUCTION CARD
                              HERCULES INCORPORATED
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

The undersigned hereby appoints R. Keith Elliott and Richard G. Dahlen, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 29, 1999, at 11:00 A.M.
at Wintherthur Museum, Garden & Library, Winterthur, DE, or at any adjournments thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in the Hercules' Dividend Reinvestment Plan and the employee savings plans sponsored by Hercules or any of its subsidiaries.

Unless otherwise specified, this proxy will be voted FOR Items 1, 2, and 3 and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
The Board recommends a vote FOR Items 1, 2, and 3.
--------------------------------------------------------------------------------
To vote in accordance with the Board of Directors' recommendations, just submit this blank form; no boxes need to be checked.
--------------------------------------------------------------------------------
1. Election of Directors for a three-year term:

( )FOR all nominees (except those marked below).
( )WITHHOLD to vote for all nominees.

[ ]Vincent J. Corbo
[ ]John G. Drosdick
[ ]R. Keith Elliott
[ ]Gaynor N. Kelley
[ ]Peter McCausland
--------------------------------------------------------------------------------
2. Ratification of PricewaterhouseCoopers LLP as independent accountants.



Friday, March 05, 1999                                                   9:05 AM

VoteDirect                                                           Page 2 of 2


( )FOR
( )AGAINST
( )ABSTAIN
--------------------------------------------------------------------------------
3. Approval of Amendments to Long-Term Incentive Compensation Plan

( )FOR
( )AGAINST
( )ABSTAIN
--------------------------------------------------------------------------------
IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
--------------------------------------------------------------------------------
[ ]As seating is limited to a first come, first served basis, please check this box if you would like an admission ticket to attend the meeting.
--------------------------------------------------------------------------------
Comments:
----------------------------------------
                                        |
                                        |
                                        |
                                        |
                                        |
----------------------------------------
--------------------------------------------------------------------------------
To consent to receive the HERCULES INCORPORATED proxy material electronically in the future, provide your e-mail address below:
---------------------------------
                                 |
---------------------------------
--------------------------------------------------------------------------------
To authorize your vote, click the "Submit Proxy" button.

------------
Submit Proxy|
------------
--------------------------------------------------------------------------------

To change the address of record for your registered shares, please use ChaseMellon Shareholder Services' CHANGE OF ADDRESS FORM.

[VOTEDIRECT LOGO]

[CHASEMELLON SHAREHOLDER SERVICES LOGO]

Copyright 1999 ChaseMellon Shareholder Services, L.L.C. All rights reserved. This site is operated by ChaseMellon Shareholder Services.



Friday, March 05, 1999                                                   9:05 AM

VoteDirect                                                           Page 1 of 2


[HERCULES LOGO]

[CHASEMELLON SHAREHOLDER SERVICES LOGO]

[VOTEDIRECT LOGO]

GLOSSARY OF PROXY TERMS
-----------------------

ANNUAL REPORT
-------------

PROXY STATEMENT
---------------

YOU HAVE VOTED YOUR PROXY IN THE FOLLOWING MANNER:

--------------------------------------------------------------------------------
ON ITEM 1 "ELECTION OF DIRECTORS" YOUR VOTE WAS:

FOR ALL NOMINEES.
--------------------------------------------------------------------------------
ON ITEM 2 "RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS" YOUR VOTE WAS:

FOR.
--------------------------------------------------------------------------------
ON ITEM 3 "APPROVAL OF AMENDMENTS TO LONG-TERM INCENTIVE COMPENSATION PLAN"
YOUR VOTE WAS:

FOR.
--------------------------------------------------------------------------------

If this is NOT how you intended to vote, please use the back function of your browser to return to the card and correct your vote.
If this IS how you intended to vote, your vote has been recorded and there is no need to return your paper proxy card.

Thank you for your attention,

Sincerely,

HERCULES INCORPORATED

[VOTEDIRECT LOGO]

[CHASEMELLON SHAREHOLDER SERVICES LOGO]

Copyright 1999 ChaseMellon Shareholder Services, L.L.C. All rights reserved. This site is operated by ChaseMellon Shareholder Services.

Friday, March 05, 1999                                            9:08 AM

             PROXY SERVICES CORPORATION / AUTOMATED VOICE LINK INC.
              UNIVERSAL SCRIPT FOR REGISTERED SHAREOWNER TELEPHONE
                                     VOTING

--------------------------------------------------------------------------------
                 SHAREOWNER HEARS THIS SCRIPT
--------------------------------------------------------------------------------
Speech 1*        Welcome. Please enter the control number located in the lower right hand corner of the form.
--------------------------------------------------------------------------------
Speech 2         To vote as the name of the company Board recommends Press 1 now
--------------------------------------------------------------------------------
Speech 2A        You voted as the Board recommended. If correct, press 1. If incorrect, Press 0.
--------------------------------------------------------------------------------
Speech 3         To vote on each proposal separately, press 0 now.
--------------------------------------------------------------------------------
Speech 4         Proposal 1:
                     To vote FOR all nominees, Press 1
                     To WITHHOLD for all nominees, Press 9
                     To WITHHOLD for an individual nominee, press 0
--------------------------------------------------------------------------------
Speech 5         Enter the two digit number that appears next to the nominee you
                 DO NOT wish to vote for.
--------------------------------------------------------------------------------
Speech 5A        Press 1 to withhold for another nominee or Press 0 if you have completed voting for Directors.
--------------------------------------------------------------------------------
Speech 6         Proposal 2:
                     To vote FOR, Press 1; AGAINST, Press 9, ABSTAIN, Press 0
--------------------------------------------------------------------------------
Speech 7         Proposal 3:
                     To vote FOR, Press 1; AGAINST, Press 9, ABSTAIN, Press 0
--------------------------------------------------------------------------------
Speech 7A        You voted as follows:
                     Proposal 1: For ALL or Withhold All OR for ALL Except... Proposal 2: For, Against, Abstain
                 and so on. If this is correct, Press 1 now; if incorrect,
                 press 0
--------------------------------------------------------------------------------
Closing A        Thank you for voting
--------------------------------------------------------------------------------
Closing B**      Your vote has been canceled. Please try again, or mark, sign and return your proxy.
--------------------------------------------------------------------------------
Speech 8***      If you do NOT wish to receive an Annual Report for this
                 current account, Press 1 now.
--------------------------------------------------------------------------------
Speech 9***      If you plan to attend the Annual Meeting, Press 1 - if not
                 Press 0
--------------------------------------------------------------------------------

*Note: Speech 1 wording for location of control number can be changed. **Closing B - If shareholder indicates their vote was incorrect. ***Optional to save future production and postage costs; or to obtain attendance information.

TTTV universal script 9-16-98